Exhibit 5.1



                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
     1666 K STREET, N.W.                                   565 FIFTH AVENUE
   WASHINGTON, D.C. 20006                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151



                                  May 24, 2002

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Iron Mountain Incorporated, a Pennsylvania corporation (the "Company"), of 1,352,543 shares of its Common Stock, par value $.01 per share (the "Registered Shares"), that are to be offered and may be issued under the Company's 2002 Stock Incentive Plan (the "2002 Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal laws of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Pennsylvania law we have, with your permission, relied solely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 2002 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ SULLIVAN & WORCESTER LLP